Exhibit 99.1

This Statement on Form 3 is filed jointly by SV Acquisition Sponsor Sub, LLC, Spring Valley Acquisition Sponsor, LLC and Pearl Energy Investments II, L.P. The principal business address of each of these reporting persons is 2100 McKinney Ave., Suite 1675, Dallas, TX 75201.

Name of Designated Filer: SV Acquisition Sponsor Sub, LLC

Date of Event Requiring Statement: November 23, 2020

Issuer Name and Ticker or Trading Symbol: Spring Valley Acquisition Corp. (NASDAQ: SV)

SV ACQUISITION SPONSOR SUB, LLC

By:	/s/ David Levinson
Name: David Levinson
Title: Corporate Secretary

SPRING VALLEY ACQUISITION SPONSOR, LLC

By:	/s/ David Levinson
Name: David Levinson
Title: Corporate Secretary

PEARL ENERGY INVESTMENTS II, L.P.

By: Pearl Energy Investment II GP, LP, its general partner
By: Pearl Energy Investment II UGP, LLC, its general partner

By:	/s/ William Quinn
Name: William Quinn
Title: Managing Partner